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                                  EXHIBIT 23.3



                          CONSENT OF INVESTMENT BANKER


     We consent to the inclusion of our letter dated as of the date of the Prospectus-Proxy Statement contained in the Registration Statement, addressed to the Board of Directors of Libsab Bancorp, Inc. and opining as to the fairness from a financial point of view, to consultation described in the Proxy Statement.


                                        PROFESSIONAL BANK SERVICES, INC.

                                         /s/ CHRISTOPHER L. HARGROVE
                                        ------------------------------

Louisville, Kentucky
July 11, 1994